UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2023 (November 2, 2023)

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 472-1542

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CONXU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CONX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CONXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2023, CONX Corp. (the “Company”) issued an amended and restated promissory note (the “Restated Note”) in the principal amount of up to $550,000 to nXgen Opportunities, LLC, the Company’s sponsor (“Sponsor”). The Restated Note amends, restates, replaces and supersedes that certain promissory note dated March 1, 2023, in the principal amount of $250,000, executed by the Company in favor of the Sponsor. The Restated Note may be drawn down by the Company from time to time prior to the consummation of the Company’s initial business combination (the “Business Combination”). The Note does not bear interest, matures on the earlier of the date of consummation of the Business Combination and the liquidation of the Company, and is subject to customary events of default. The Restated Note will be repaid only to the extent that the Company has funds available to it outside of its trust account established in connection with its initial public offering.

The foregoing description of the Restated Note is qualified in its entirety by reference to the full text of the Restated Note, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2023, the Company filed an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Secretary of State of the State of Nevada. The Extension Amendment extends the date by which the Company must consummate its initial business combination from November 3, 2023 to May 3, 2024.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 3, 2023, the Company convened a special meeting of stockholders (the “Special Meeting”). At the close of business on the record date of the Special Meeting, there were 2,728,262 shares of Class A common stock (of which 30,000 shares were owned by our three independent directors) and 18,750,000 shares of Class B common stock outstanding (collectively, the “Common Stock”), each of which was entitled to one vote with respect to the Extension Amendment Proposal (as defined below). A total of 2,728,262 shares of Common Stock, representing approximately 96.38% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposal listed below is described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on October 12, 2023. The stockholders of the Company voted on a proposal to amend the Amended and Restated Articles to extend the date by which the Company must consummate a business combination from November 3, 2023 to May 3, 2024 (the “Extension Amendment Proposal”). A summary of the voting results at the Special Meeting is set forth below.

The Extension Amendment Proposal was approved by the Company’s stockholders as follows:

For	Against	Abstain
20,452,422	248,760	1

Stockholders holding 607,993 shares of Class A common stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $6.3 million (approximately $10.42 per share) will be removed from the Trust Account to pay such redeeming holders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Third Amendment to the Amended and Restated Articles of Incorporation of the Company.
10.1	Amended & Restated Promissory Note in favor of nXgen Opportunities, LLC, dated November 2, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX Corp.

Date: November 8, 2023	By:	/s/ Kyle Jason Kiser
		Name:	Kyle Jason Kiser
		Title:	Chief Executive Officer